Consent of Independent Registered Public Accounting Firm

ParkerVision, Inc.

7915 Baymeadows Way, Suite 400

Jacksonville, FL  32256

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated April 1, 2019, relating to the consolidated financial statements of ParkerVision, Inc., which is contained in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Jacksonville, FL 32202

April 15, 2019